Exhibit 10.27.1

ADDENDUM TO EMPLOYMENT AGREEMENT BETWEEN VIPIN TYAGI & VERDEEN CHEMICALS, INC

This Addendum (the “Addendum”) is made and entered into as of August 1, 2022, by and between AGR Personnel, Inc, a wholly owned subsidiary of ACE Green Recycling Inc. (the “Employer”), and Vipin Tyagi (the “Employee”), in reference to the Employment Agreement dated September 1, 2021 (the “Employment Agreement”) between the Employee and Verdeen Chemicals, Inc, a wholly owned subsidiary of ACE Green Recycling Inc.

WHEREAS, the Employer and the Employee desire to amend the Employment Agreement to reflect a change in employment and compensation;

NOW, THEREFORE, the parties agree as follows:

1.	Change of Employer

Effective as of August 1, 2022, the Employee’s employer shall change from Verdeen Chemicals, Inc to AGR Personnel, Inc, both of which are wholly owned subsidiaries of ACE Green Recycling Inc. The Employee agrees that this change shall not affect any other terms or conditions of their employment, other than as expressly modified herein.

2.	No Other Changes

Except as set forth in this Addendum, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written above.

AGR Personnel, Inc

By:	/s/ Vipin Tyagi
Name:	Vipin Tyagi
Title:	President
Date:	August 1, 2022

Verdeen Chemicals, Inc

By:	/s/ Vipin Tyagi
Name:	Vipin Tyagi
Title:	President
Date:	August 1, 2022

Employee

By:	/s/ Vipin Tyagi
Name:	Vipin Tyagi
Date:	August 1, 2022

Vipin Tyagi Employment Contract Addendum – Employer Change